UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2014

GOLD AND GEMSTONE MINING INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-54700

 (Commission File Number)

98-0642269

 (IRS Employer Identification No.)

4020 N MacArthur Blvd Suite 122, Irving, Texas 75038

 (Address of principal executive offices and Zip Code)

972-655-9870

 Registrant's telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28th, 2014, the Company entered into Agreement with Chancery Mining Canada Ltd to acquire all assets and liabilities including mining operations in Mexico, for a value of $125.000,00 payable on a Promissory note executed March 31st 2014 and due on March 31st 2015 with an interest rate of 10% annual. The board of directors approved on April 28th 2014 the resolution to acquire all liabilities and assets from Chancery Mining and further approval to open operations in Mexico. No increased Option rights, no other elements of the Original Agreement were changed or affected.

9.01 EXHIBITS.

NONE

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 8, 2014, Ivan Mondragon was appointed Director Operations in Mexico and Vice President of Exploration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Rafael A. Pinedo

Rafael A. Pinedo

President and Director

Date: May 8th, 2014

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